Exhibit 99.1

Investor Contact	Media Contact
Olga Guyette, Director-Investor Relations	Carla Burigatto, VP-Communications
(781) 356-9763	(781) 348-7263
olga.guyette@haemonetics.com	carla.burigatto@haemonetics.com

Haemonetics Reports 3rd Quarter and Year-to-Date Fiscal 2020 Results; Reaffirms Revenue Guidance and Raises All Other Guidance for Fiscal 2020

Boston, MA, February 4, 2020 - Haemonetics Corporation (NYSE: HAE) reported financial results for its third quarter and year-to-date ("YTD") fiscal 2020, which ended December 28, 2019:

	3rd Quarter 2020	YTD 2020
Revenue, increase	$259 million, 5%	$750 million, 4%
Revenue increase (organic)[1]	8%	8%
Earnings per diluted share	$0.58	$1.13
Adjusted earnings per diluted share	$0.94	$2.61
Cash flow from operating activities	$79 million	$112 million
Free cash flow before restructuring & turnaround[2]	$64 million	$95 million
[1] Organic growth excludes the impact of currency fluctuation, excludes fiscal 2019 OrthoPAT® revenue due to the product end of life in Hospital, and reflects adjustments to fiscal 2019 and fiscal 2020 Plasma revenue related to the divestiture of the Company’s Union, SC liquid solutions operations.

[2] Free cash flow before restructuring & turnaround does not include net cash proceeds of $15.0 million from the sale of the Company’s Braintree corporate headquarters in the second quarter of fiscal 2020.

Chris Simon, Haemonetics’ CEO, stated: “Our value drivers are powering revenue and earnings growth. We are transforming our product portfolio, reducing complexity and advancing operational excellence. We are confident in our performance and raise our adjusted operating margin, adjusted earnings per share and free cash flow guidance for fiscal 2020.”

GAAP RESULTS

Third quarter fiscal 2020 revenue of $259.0 million was up 4.7% compared with the third quarter of fiscal 2019. Business unit revenue and revenue growth rates compared with the prior year third quarter were as follows:

($ million)	3rd Quarter 2020 Reported
Plasma	$120.4	6.9%
Hospital	$ 50.3	6.4%
Blood Center	$ 83.4	0.7%
Net business unit revenue	$254.1	4.7%
Service	$ 4.9	5.5%
Total net revenue	$259.0	4.7%

Gross margin was 49.4% in the third quarter of fiscal 2020, up 450 basis points compared with the prior year third quarter. Operating expenses were $87.1 million in the third quarter of fiscal 2020, up $4.3 million or 5.2% versus the prior year third quarter. Operating income in the third quarter of fiscal 2020 was $40.9 million, up $12.6 million or 44.4% when compared with the third quarter of fiscal 2019. The income tax rate was 21% in the third quarter of fiscal 2020 compared with 28% in the third quarter of fiscal 2019. Third quarter fiscal 2020 net income was $29.9 million, up $11.6 million or 63.6%, and earnings per diluted share was $0.58, up 65.7% when compared with the third quarter of fiscal 2019.

ADJUSTED RESULTS

Organic revenue for the third quarter of fiscal 2020 was up 8.2% compared with the third quarter of fiscal 2019. Business unit organic revenue growth rates compared with the prior year third quarter were as follows:

3rd Quarter 2020 Organic
Plasma	12.9%
Hospital	11.4%
Blood Center	0.6%
Net business unit revenue	8.2%
Service	6.6%
Total net revenue	8.2%

Plasma organic revenue growth in North America was 13.3% in the third quarter, including 9.5% growth in disposables. Within Hospital, organic revenue growth in the Hemostasis Management product line in the third quarter was 19.8%.

Third quarter fiscal 2020 adjusted gross margin was 52.1%, up 480 basis points compared with the same quarter of the prior year. Improvements in the adjusted gross margin were driven by productivity savings, favorable product mix and pricing.

Adjusted operating expenses in the third quarter of fiscal 2020 were $73.4 million, down $0.8 million or 1.1%, compared with the prior year quarter due to productivity savings and lower research and development costs, partially offset by investments in sales and marketing. Adjusted operating income for the third quarter of fiscal 2020 was $61.6 million, up $18.9 million or 44.3%, and adjusted operating margin was 23.8%, up 650 basis points compared with the third quarter of fiscal 2019. The adjusted income tax rate was 17% in the third quarter of fiscal 2020, compared with the adjusted income tax rate of 16% in the third quarter of fiscal 2019.

Third quarter fiscal 2020 adjusted net income was $48.5 million, up $15.1 million or 45.1%, and adjusted earnings per diluted share was $0.94, up 49.2% when compared with the third quarter of fiscal 2019. The Company’s adjusted earnings per diluted share in the third quarter of fiscal 2020 included a $0.02 benefit driven by lower share count when compared with the third quarter of fiscal 2019.

BALANCE SHEET AND CASH FLOW

Cash on hand at December 28, 2019 was $126.4 million, a decrease of $42.9 million since March 30, 2019. The Company realized net cash proceeds of $15.0 million upon the sale of its Braintree corporate headquarters in the second quarter of fiscal 2020 and utilized $175.0 million for share repurchase activity in the first nine months of fiscal 2020.

Cash flow from operating activities was $111.8 million and free cash flow before restructuring and turnaround funding requirements was $95.2 million year to date in fiscal 2020, compared with $138.6 million and $57.5 million, respectively, during the same period of fiscal 2019.

SHARE REPURCHASE PROGRAM

As part of its previously announced $500 million share repurchase program, the Company repurchased additional 435,798 of its common shares for $50 million via an accelerated share repurchase agreement that was completed on January 23, 2020. In fiscal 2020, the Company repurchased a total of 1,482,554 of its common shares for $175 million.

RESTRUCTURING AND TURNAROUND COSTS, ACCELERATED DEPRECIATION, DEAL AMORTIZATION AND OTHER CHARGES

The Company incurred accelerated depreciation and related charges of $6.6 million in the third quarter of fiscal 2020 related to PCS2 devices in the Plasma business compared with $4.8 million in the same period of the prior year. The Company incurred restructuring and turnaround costs of $7.8 million in the third quarter of fiscal 2020, compared with $1.8 million in fiscal 2019.

Accelerated depreciation, restructuring and turnaround costs and other charges were excluded from the computation of adjusted earnings, as were deal amortization expenses of $5.8 million and $6.1 million in the third quarters of fiscal 2020 and 2019, respectively.

FISCAL 2020 GUIDANCE

The Company reaffirmed its GAAP total revenue guidance of 3 – 5% and organic revenue guidance issued on November 1, 2019 as follows:

Organic
Total revenue	6 - 8%
Plasma revenue	13 - 15%
Hospital revenue	11 - 13%
Blood Center revenue	(4) - (6)%

Plasma revenue guidance includes 14 – 16% organic growth in North America. Hospital revenue guidance includes a Hemostasis Management organic growth rate similar to that realized in fiscal 2019.

Additionally, the Company raised its adjusted operating margin, adjusted earnings per diluted share and free cash flow before restructuring and turnaround guidance as follows:

	Previous Guidance	Current Guidance
Adjusted operating margin	21 - 22%	~22%
Adjusted earnings per diluted share	$3.10 - $3.20	$3.30 - $3.40
Free cash flow, before restructuring & turnaround	$100 - $125 million	$125-$150 million

Fiscal 2020 earnings guidance includes estimated benefits from the Complexity Reduction Initiative, the Operational Excellence Program and the share repurchase program.

WEBCAST CONFERENCE CALL AND RESULTS ANALYSIS

The Company will host a conference call with investors and analysts to discuss third quarter and YTD fiscal 2020 results on Tuesday, February 4, 2020 at 8:00am EST. Interested parties may participate by telephone by dialing (877) 848-8880 from within the U.S. or Canada or (716) 335-9512 from international locations, using the access code 1906607. Alternatively, a live webcast of the call can be accessed on Haemonetics’ investor relations website at the following direct link: https://edge.media-server.com/mmc/p/fuq43ous

The Company is posting this press release to its Investor Relations website, in addition to results analyses that will be referenced on the webcast. These analyses can be accessed by the following direct link: https://haemonetics.gcs-web.com/static-files/723e144b-2518-4289-8080-3b343725ba29

ABOUT HAEMONETICS

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative hematology products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, statements regarding (i) plans and objectives of management for operations of the Company, including plans or objectives related to the development and commercialization of, and regulatory approvals related to, the Company’s products, and plans or objectives related to the Complexity Reduction Initiative and the Operational Excellence Program, (ii) estimates or projections of financial results, financial condition, capital expenditures, capital structure or other financial items, including with respect to U.S. tax reform and the share repurchase program, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences.

Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our ability to implement the Complexity Reduction Initiative and the Operational Excellence Program as planned, on the anticipated timeline and at the anticipated cost, our ability to realize the estimated savings from the Operational Excellence Program and the Complexity Reduction Initiative, the impact of share repurchases on our stock price and volatility, as well as the effect of short-term price fluctuations on the program’s effectiveness, technological advances in the medical field and standards for transfusion medicine and our ability to successfully offer products that incorporate such advances and standards, product quality, market acceptance, regulatory uncertainties, including in the receipt or timing of regulatory approvals, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, and the effect of industry consolidation as seen in the plasma market. These and other factors are identified and described in more detail in the Company's periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The Company does not undertake to update these forward-looking statements.

MANAGEMENT’S USE OF NON-GAAP MEASURES

This press release contains financial measures and guidance which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are also based on certain non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with U.S. GAAP. In this release, supplemental non-GAAP measures have been provided to assist investors in evaluating the performance of the Company’s core operations and provide a baseline for analyzing trends in our underlying businesses. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

When used in this release, organic revenue growth excludes the impact of currency fluctuation, product end-of-life activities and divestitures. Adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted net income and adjusted earnings per share exclude restructuring and turnaround costs, accelerated device depreciation and related costs, asset impairments, deal amortization expenses, costs related to compliance with the new European Union Medical Device Regulation, impacts of U.S. tax reform, certain legal and other expenses, gains and losses on asset dispositions and the tax impact of the excluded items. Free cash flow before restructuring and turnaround is defined as cash provided by operating activities less capital expenditures, net of the proceeds from the sale of property, plant and equipment and does not include net cash proceeds received upon the sale of the Company’s Braintree corporate headquarters. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to similarly titled measures used by other companies.

A reconciliation of non-GAAP historical financial measures to their most comparable GAAP measure are included at the end of the financial sections of this press release as well as on the Company’s website at www.haemonetics.com. The Company does not provide a quantitative reconciliation of its forward-looking organic revenue growth guidance by business unit to the comparable GAAP measure because forecasting the impact of foreign currency fluctuations by business unit is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. Additionally, the Company does not attempt to provide reconciliations of forward-looking adjusted operating margin guidance, adjusted earnings per share guidance or free cash flow before restructuring and turnaround guidance to the comparable GAAP measures because the combined impact and timing of recognition of certain potential charges or gains, such as restructuring costs and impairment charges, is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of the Company’s financial performance.

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income for the Third Quarter of FY20 and FY19
(Data in thousands, except per share data)

	12/28/2019	12/29/2018	% Inc/(Dec)
			vs Prior Year
	(unaudited)
Net revenues	$258,970	$247,356	4.7%
Gross profit	128,050	111,175	15.2%

R&D	7,000	8,978	(22.0)%
S,G&A	78,267	73,877	5.9%
Impairment of assets	1,876	—	100.0%
Operating expenses	87,143	82,855	5.2%

Operating income	40,907	28,320	44.4%

Interest and other expense, net	(3,078)	(2,858)	7.7%
Income before taxes	37,829	25,462	48.6%

Tax expense	7,934	7,185	10.4%

Net income	$29,895	$18,277	63.6%

Net income per common share assuming dilution	$0.58	$0.35	65.7%

Weighted average number of shares:
Basic	50,630	51,401
Diluted	51,638	52,822

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	49.4%	44.9%	4.5%
R&D	2.7%	3.6%	(0.9)%
S,G&A	30.2%	29.9%	0.3%
Operating income	15.8%	11.4%	4.4%
Income before taxes	14.6%	10.3%	4.3%
Net income	11.5%	7.4%	4.1%

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income for Year-to-Date FY20 and FY19
(Data in thousands, except per share data)

	12/28/2019	12/29/2018	% Inc/(Dec)
			vs Prior Year
	(unaudited)
Net revenues	$749,987	$718,284	4.4%
Gross profit	370,956	306,326	21.1%

R&D	21,909	26,967	(18.8)%
S,G&A	221,106	219,670	0.7%
Impairment of assets	50,597	—	100.0%
Operating expenses	293,612	246,637	19.0%

Operating income	77,344	59,689	29.6%

Interest and other expense, net	(12,152)	(7,875)	54.3%
Income before taxes	65,192	51,814	25.8%

Tax expense	6,290	17,630	(64.3)%

Net income	$58,902	$34,184	72.3%

Net income per common share assuming dilution	$1.13	$0.64	76.6%

Weighted average number of shares:
Basic and diluted	50,810	51,708
Diluted	51,995	53,184

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	49.5%	42.6%	6.9%
R&D	2.9%	3.8%	(0.9)%
S,G&A	29.5%	30.6%	(1.1)%
Operating income	10.3%	8.3%	2.0%
Income before taxes	8.7%	7.2%	1.5%
Net income	7.9%	4.8%	3.1%

Revenue Analysis for the Third Quarter of FY20 and FY19
(Data in thousands)

	Three Months Ended
	12/28/2019	12/29/2018	Reported growth	Currency impact	End of Life(1)	Divestiture of Plasma Liquid Solutions Operation (2)	Organic growth (3)
	(unaudited)
Revenues by business unit
Plasma	$120,420	$112,659	6.9%	(0.4)%	—%	(5.6)%	12.9%
Blood Center	83,411	82,846	0.7%	0.1%	—%	—%	0.6%
Hospital(4)	50,266	47,233	6.4%	(0.7)%	(4.3)%	—%	11.4%
Net business unit revenues	$254,097	$242,738	4.7%	(0.3)%	(0.8)%	(2.4)%	8.2%
Service	4,873	4,618	5.5%	(1.1)%	—%	—%	6.6%
Total net revenues	$258,970	$247,356	4.7%	(0.3)%	(1.1)%	(2.1)%	8.2%
(1)Excludes fiscal 2019 OrthoPAT revenue due to product end of life.

(2)Reflects adjustment to fiscal 2019 Plasma revenue as a result of the divestiture of our Union, South Carolina liquid solutions operation in order to present revenue on a comparable basis with fiscal 2020.

(3)Organic growth, a non-GAAP financial measure, excludes the impact of currency fluctuation and adjusts for the impact of end of life products and the disposition of our plasma liquid solutions operation. See notes 1 and 2 above and description of non-GAAP financial measures contained in this release.

(4)Hospital revenue includes Hemostasis Management revenue of $24.7 million and $20.8 million for the three months ended December 28, 2019 and December 29, 2018, respectively. Hemostasis Management revenue increased 18.6% in the third quarter of fiscal 2020 as compared with the same period of fiscal 2019. Without the effect of foreign exchange, Hemostasis Management revenue increased 19.8% in the third quarter of fiscal 2020 as compared with the same period of fiscal 2019.

Revenue Analysis for the Year-to-Date FY20 and FY19
(Data in thousands)

	Nine Months Ended
	12/28/2019	12/29/2018	Reported growth	Currency impact	End of Life(1)	Divestiture of Plasma Liquid Solutions Operation (2)	Organic growth (3)
	(unaudited)
Revenues by business unit
Plasma	$346,767	$318,824	8.8%	(0.4)%	—%	(5.3)%	14.5%
Blood Center	241,196	243,938	(1.1)%	(0.6)%	—%	—%	(0.5)%
Hospital(4)	147,665	142,195	3.8%	(1.1)%	(5.0)%	—%	9.9%
Net business unit revenues	$735,628	$704,957	4.4%	(0.6)%	(1.0)%	(2.2)%	8.2%
Service	14,359	13,327	7.7%	(2.4)%	—%	—%	10.1%
Total net revenues	$749,987	$718,284	4.4%	(0.7)%	(1.0)%	(2.2)%	8.3%
(1)Excludes fiscal 2019 OrthoPAT revenue due to product end of life.

(2)Reflects adjustment to fiscal 2019 Plasma revenue as a result of the divestiture of our Union, South Carolina liquid solutions operation in order to present revenue on a comparable basis with fiscal 2020. Also includes a reduction to fiscal 2020 Plasma revenue of $1.9 million due to an accelerated charge incurred as a result of this divestiture, the impact of which has been excluded from our fiscal 2020 adjusted results.

(3)Organic growth, a non-GAAP financial measure, excludes the impact of currency fluctuation and adjusts for the impact of end of life products and the disposition of our plasma liquid solutions operation. See notes 1 and 2 above and description of non-GAAP financial measures contained in this release.

(4)Hospital revenue includes Hemostasis Management revenue of $73.9 million and $64.0 million for the nine months ended December 28, 2019 and December 29, 2018, respectively. Hemostasis Management revenue increased 15.4% in the first nine months of fiscal 2020 as compared with the same period of fiscal 2019. Without the effect of foreign exchange, Hemostasis Management revenue increased 17.2% in the first nine months of fiscal 2020 as compared with the same period of fiscal 2019.

Condensed Consolidated Balance Sheets
(Data in thousands)

	As of
	12/28/2019	3/30/2019
	(unaudited)
Assets
Cash and cash equivalents	$126,417	$169,351
Accounts receivable, net	170,753	185,027
Inventories, net	254,167	194,337
Other current assets	31,238	27,406
Total current assets	582,575	576,121
Property, plant & equipment, net	268,104	343,979
Intangible assets, net	107,307	127,693
Goodwill	211,062	210,819
Other assets	68,701	16,155
Total assets	$1,237,749	$1,274,767

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$61,966	$27,666
Other current liabilities	194,726	208,093
Total current liabilities	256,692	235,759
Long-term debt	309,738	322,454
Other long-term liabilities	96,739	48,686
Stockholders' equity	574,580	667,868
Total liabilities & stockholders' equity	$1,237,749	$1,274,767

Condensed Consolidated Statements of Cash Flows
(Data in thousands)

	Nine Months Ended
	12/28/2019	12/29/2018
	(unaudited)
Cash Flows from Operating Activities:
Net income	$58,902	$34,184
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	81,524	79,637
Impairment of assets	50,597	21,170
Share-based compensation expense	15,055	12,743
Deferred tax benefit	(4,747)	12,330
Provision for losses on accounts receivable and inventory	(2,246)	3,220
Gain on sale of assets	(8,083)	—
Change in other non-cash operating activities	1,945	1,038
Change in accounts receivable, net	13,807	(19,752)
Change in inventories, net	(68,251)	(11,624)
Change in other working capital	(26,692)	5,697
Net cash provided by operating activities	111,811	138,643
Cash Flows from Investing Activities:
Capital expenditures	(38,112)	(105,245)
Proceeds from divestiture	9,808	—
Proceeds from sale of property, plant and equipment	16,263	2,314
Net cash used in investing activities	(12,041)	(102,931)
Cash Flows from Financing Activities:
Borrowings, net of repayments	21,250	89,677
Share repurchases	(175,000)	(160,000)
Proceeds from employee stock programs	11,080	12,700
Other	90	—
Net cash used in financing activities	(142,580)	(57,623)
Effect of exchange rates on cash and cash equivalents	(124)	(3,387)
Net Change in Cash and Cash Equivalents	(42,934)	(25,298)
Cash and Cash Equivalents at Beginning of the Period	169,351	180,169
Cash and Cash Equivalents at End of Period	$126,417	$154,871

Free Cash Flow Reconciliation:
Cash provided by operating activities	$111,811	$138,643
Capital expenditures, net of proceeds from sale of property, plant and equipment	(21,849)	(102,931)
Free cash flow after restructuring and turnaround costs	89,962	35,712
Restructuring and turnaround costs	10,564	27,528
Tax benefit on restructuring and turnaround costs	(5,339)	(5,734)
Free cash flow before restructuring and turnaround costs (1)	$95,187	$57,506
(1) Free cash flow before restructuring & turnaround does not include net cash proceeds of $15.0 million from the sale of the Company’s Braintree corporate headquarters during the nine months ended December 28, 2019.

Reconciliation of Adjusted Measures for the Third Quarter of FY20 and FY19
(Data in thousands except per share data)
	Three Months Ended
	12/28/2019	12/29/2018
	(unaudited)
GAAP gross profit	$128,050	$111,175
PCS2 accelerated depreciation and related costs	5,805	4,822
Restructuring and turnaround costs	1,116	894
Adjusted gross profit	$134,971	$116,891

GAAP operating expenses	$87,143	$82,855
PCS2 accelerated depreciation and related costs	(844)	—
Deal amortization	(5,772)	(6,131)
Restructuring and turnaround costs	(6,682)	(897)
European Medical Device Regulation costs	(448)	—
Legal charges (1)	—	(1,614)
Adjusted operating expenses	$73,397	$74,213

GAAP operating income	$40,907	$28,320
PCS2 accelerated depreciation and related costs	6,649	4,822
Deal amortization	5,772	6,131
Restructuring and turnaround costs	7,798	1,791
European Medical Device Regulation costs	448	—
Legal charges (1)	—	1,614
Adjusted operating income	$61,574	$42,678

GAAP net income	$29,895	$18,277
PCS2 accelerated depreciation and related costs	6,649	4,822
Deal amortization	5,772	6,131
Restructuring and turnaround costs	7,798	1,754
European Medical Device Regulation costs	448	—
Legal charges (1)	—	1,614
Tax impact associated with adjustments	(2,064)	829
Adjusted net income	$48,498	$33,427

GAAP net income per diluted common share	$0.58	$0.35
Adjusted items after tax per common share assuming dilution	0.36	0.28
Adjusted net income per common share assuming dilution	$0.94	$0.63
(1) Costs related to the resolution of customer damages associated with product recalls.

Reconciliation of Adjusted Measures for Year-to-Date FY20 and FY19
(Data in thousands except per share data)
	Nine Months Ended
	12/28/2019	12/28/2018
	(unaudited)
GAAP gross profit	$370,956	$306,326
PCS2 accelerated depreciation and related costs	16,316	13,203
Impairment of assets and other related charges (1)	1,882	21,170
Restructuring and turnaround costs	1,726	984
Adjusted gross profit	$390,880	$341,683

GAAP operating expenses	$293,612	$246,637
Impairment of assets and other related charges	(49,338)	—
Deal amortization	(17,681)	(18,667)
PCS2 accelerated depreciation and related costs	(2,392)	—
Restructuring and turnaround costs	(11,856)	(6,274)
European Medical Device Regulation costs	(1,005)	—
Legal charges (2)	701	(2,289)
Gain on sale of assets (3)	8,083	—
Adjusted operating expenses	$220,124	$219,407

GAAP operating income	$77,344	$59,689
Impairment of assets and other related charges (1)	51,220	21,170
PCS2 accelerated depreciation and related costs	18,708	13,203
Deal amortization	17,681	18,667
Restructuring and turnaround costs	13,582	7,258
European Medical Device Regulation costs	1,005	—
Legal charges (2)	(701)	2,289
Gain on sale of assets (3)	(8,083)	—
Adjusted operating income	$170,756	$122,276

GAAP net income	$58,902	$34,184
Impairment of assets and other related charges (1)	51,220	21,170
PCS2 accelerated depreciation and related costs	18,708	13,203
Deal amortization	17,681	18,667
Restructuring and turnaround costs	13,582	7,221
European Medical Device Regulation costs	1,005	—
Legal charges (2)	(701)	2,289
Gain on sale of assets (3)	(8,083)	—
Tax impact associated with adjustments	(16,431)	(1,926)
Adjusted net income	$135,883	$94,808

GAAP net income per diluted common share	$1.13	$0.64
Adjusted items after tax per common share assuming dilution	1.48	1.14
Adjusted net income per common share assuming dilution	$2.61	$1.78
(1) Includes a $1.9 million adjustment to fiscal 2020 Plasma revenue due to an accelerated charge incurred as a result of the divestiture of the Union, South Carolina liquid solutions operation.
(2) Costs related to the resolution of customer damages associated with product recalls.
(3) Reflects gain on the sale of the Company's Braintree corporate headquarters.

Projected Fiscal 2020 GAAP and Adjusted Revenue
FY 2020
GAAP Revenue Growth	3 - 5%
Divestiture of Plasma Liquid Solutions Operation (1)	1.6%
End of life (2)	0.8%
Currency impact	0.6%
Adjusted Revenue Growth	6 - 8%
(1)Reflects adjustment to fiscal 2019 Plasma revenue as a result of the divestiture of our Union, South Carolina liquid solutions operation in order to present revenue on a comparable basis with fiscal 2020.

(2)Excludes fiscal 2019 OrthoPAT revenue due to product end of life.